Exhibit 10.24

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO THE LOAN AGREEMENT (this “Amendment”), dated and effective as ofJune 30, 2022, amends the Loan Agreement dated as ofJuly 1, 2021 by and between Smart For Life, Inc., a Delaware corporation (“SFL” or the “Company”), and Diamond Creek Capital, LLC, a Delaware limited liability company (“Lender’’) (as amended, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement (as defined below).

WHEREAS, the Lender, the Company (formerly, Bonne Sante Group, Inc.), Doctors Scientific Organica, LLC, a Florida limited liability company (“DSO”), Bonne Sante Natural Manufacturing, Inc., a Florida corporation (“BSNM”), Nexus Offers, Inc., a Florida company (“Nexus”) and GSP Nutrition, Inc., a Delaware corporation (“GSP” and together with the Company, DSO, BSNM, and Nexus the “Borrower”), are parties to (i) the Loan Agreement dated July 1, 2021, and (ii) Security Agreement dated July 1, 2021 (the “Security Agreement” and together with the promissory note and any other agreements relating thereto, the “Loan Agreements”).

1. RECITALS

Il. WHEREAS, Borrower and Lender desire to amend certain terms of the Loan Agreement;

III. WHEREAS, the Borrower currently has an outstanding principal balance of $1,175,000 in Loans under the Loan Agreement identified above as ofJune 30, 2022; accrued and unpaid interest on such Loans of $14,687.50 through and including June 30, 2022; an outstanding Monitoring Fee in the amount of$1,000.00 as ofJune 30, 2022; and an earned Success Fee in the amount of $250,000.00 which is due and payable in cash on July l, 2022.

IV. NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Section 1.01 ofthe Loan Agreement is hereby amended to delete and replace the following definition:

“Maturity Date” means the earlier of (a) January 1, 2023, and (b) such earlier date on which the Loan is due and payable (whether at stated maturity, by acceleration or otheIWise) in accordance with the terms of this Agreement.”

2. Amendments. Section 2.06(c) of tbe Loan Agreement has been amended such that Lender shall receive the balance of the success fee (“Success Fee”) equal to $250,000.00 in kind effective July 1, 2022. Specifically, the earned balance of the Success Fee will be added to the outstanding loan balance and accrue interest at the stated Interest Rate and be payable monthly on the first day of each month that the loan remains outstanding. The unamortized portion of the principal balance of the Success Fee shall be payable in cash on the earlier of: (i) the Maturity Date, (ii) any prepayment in full of the Loans, or (iii) a Change in Control.

3. Waiver Fee. Lender shall receive a Waiver Fee in the amount of $11,750.00 for agreeing to extend the Loans and agree to the aforementioned amendments. Lender and Borrower agree that the Waiver Fee will be paid from expense deposits previously paid to Lender.

4. Reaffirmation. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement. Borrower confirms that after giving effect to this Amendment, an Event of Default has not occurred and is not continuing.

5. Loan Agreement. Except as expressly amended and modified by this Amendment (and any prior amendments), the Loan Agreement shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or electronic mail transmission, and each of which will be deemed to be an original of this Amendment, and all of which, when taken together, shall be deemed to constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered as of the date first above written.

BORROWER:		LENDER:

Smart for Life, Inc.,		Diamond Creek Capital, LLC
a Delaware corporation		a Delaware limited liability company

By:	/s/ Alfonso J. Cervantes, Jr.	By:	/s/ Thomas P. Harrison
Name:	Alfonso J. Cervantes, Jr	Name:	Thomas P. Harrison
Title:	Executive Chairman	Title:	Managing Partner

Bonne Sante Natural Manufacturing, Inc.,
a Florida corporation

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
its:	Executive Chairman

Doctors Scientific Organica, LLC,
a Florida limited liability company

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
its:	Executive Chairman